Exhibit 99

NHI Reports Fourth Quarter and 2008 Year-end Results

MURFREESBORO, Tenn.--(BUSINESS WIRE)--February 20, 2009--National Health Investors, Inc., (NYSE:NHI) announced today its net income and funds from operations (“FFO”) for the fourth quarter and year ended December 31, 2008.

Net income for the year ended December 31, 2008 was $57,510,000 or $2.08 per basic common share and $2.07 per diluted common share, compared to net income of $96,435,000 or $3.48 per basic common share and $3.47 per diluted common share for 2007. The comparability of net income for the year ended December 31, 2008 to the same period one year ago was affected by income from recoveries of previous writedowns, gains on the sale and deconsolidation of certain facilities, gains from loan payoffs and other asset sales, gains on the disposal of certain non-realty assets and certain writedowns of discontinued operations and marketable securities. Adjusting for the above-mentioned items, net income for 2008 would have been $56,127,000 or $2.03 per basic and $2.02 per diluted common share, compared to $57,519,000 or $2.08 per basic and $2.07 per diluted common share for 2007. Revenues for 2008 were $63,005,000 compared to $62,158,000 in 2007.

FFO for the year ended December 31, 2008 was $65,207,000, or $2.35 per basic and diluted common share compared to $94,912,000 or $3.43 per basic and $3.42 per diluted common share in 2007. Adjusting for the above-mentioned items which affect the comparability of results to the same period one year ago, FFO for 2008 would have been $63,824,000 or $2.30 per basic and diluted common share, compared to $69,176,000 or $2.50 per basic and $2.49 per diluted common share for 2007.

Net income for the three months ended December 31, 2008 was $13,367,000 or $.48 per basic and diluted common share compared to net income of $29,435,000 or $1.06 per basic and diluted common share for the same period in 2007. Adjusting for the above-mentioned items which affect the comparability of results to the same period one year ago, net income for the fourth quarter of 2008 would have been $13,505,000 or $.49 per basic and diluted common share compared to net income of $14,698,000 or $.53 per basic and diluted common share for the same period in 2007. Revenues for the fourth quarter of 2008 were $15,774,000 compared to $15,014,000 for the fourth quarter of 2007.

FFO for the three months ended December 31, 2008, was $15,297,000 or $.55 per basic and diluted common share compared to $19,735,000 or $.71 per basic and diluted common share for the same period in 2007. Adjusting for the above-mentioned items which affect the comparability of results to the same period one year ago, FFO for the fourth quarter of 2008 would have been $15,435,000 or $.56 per basic and diluted common share compared to $17,467,000 or $.63 per basic and diluted common share for the same period in 2007.

National Health Investors, Inc. is a long-term health care real estate investment trust that specializes in the financing of health care real estate by first mortgage and by purchase and leaseback transactions. The common stock of the company trades on the New York Stock Exchange with the symbol NHI. Additional information including NHI's most recent press releases may be obtained on NHI's web site at www.nhinvestors.com

Statements in this press release that are not historical facts are forward-looking statements. NHI cautions investors that any forward-looking statements made involve risks and uncertainties and are not guarantees of future performance. All forward-looking statements represent NHI's judgment as of the date of this release.

Condensed Statements of Income
(in thousands, except share and per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2008	2007	2008	2007
Revenues:
Mortgage interest income	$2,452	$2,216	$9,666	$11,308
Rental income	13,322	12,798	53,339	50,850
	$15,774	$15,014	$63,005	$62,158
Expenses:
Interest expense	$60	$150	$308	$4,625
Depreciation	1,952	2,029	7,888	8,192
Amortization of loan costs	3	4	15	75
Legal expense	557	525	1,598	1,079
Franchise, excise and other taxes	121	(57)	647	273
General and administrative	1,346	1,219	3,585	5,657
Loan and realty losses (recoveries)	-	(1,238)	-	(24,238)
	$4,039	$2,632	$14,041	$(4,337)

Income Before Non-Operating Income	$11,735	$12,382	$48,964	$66,495
Non-operating income (investment Interest and other)	2,023	3,454	6,487	12,464
Income From Continuing Operations	$13,758	$15,836	$55,451	$78,959

Discontinued Operations
Income from operations - discontinued	(391)	1,130	2,059	4,338
Net gain on sale of real estate	-	12,469	-	13,138
	$(391)	$13,599	$2,059	$17,476

Net income	$13,367	$29,435	$57,510	$96,435

Weighted average common shares outstanding:
Basic	27,573,294	27,703,539	27,706,106	27,703,464
Diluted	27,578,380	27,772,637	27,731,951	27,783,862

Earnings per share:
Basic:
Income from continuing operations	$0.49	$0.57	$2.00	$2.85
Discontinued operations	(0.01)	0.49	0.08	0.63
Net income available to common stockholders	$0.48	$1.06	$2.08	$3.48

Diluted:
Income from continuing operations	$0.49	$0.57	$2.00	$2.84
Discontinued operations	(0.01)	0.49	0.07	0.63
Net income available to common stockholders	$0.48	$1.06	$2.07	$3.47

Funds from operations
Basic	$15,297	$19,735	$65,207	$94,912
Diluted	$15,297	$19,735	$65,207	$94,912

Funds from operations per common share
Basic	$0.55	$0.71	$2.35	$3.43
Diluted	$0.55	$0.71	$2.35	$3.42

Dividends declared per common share	$0.69	$1.35	$2.42	$2.85

In accordance with Statement of Financial Accounting Standard No. 144, the results of operations for facilities meeting the accounting criteria as being sold or held for sale, including the gain or loss on such sales, have been reported in the current and prior periods as discontinued operations. The reclassifications to retrospectively reflect the disposition of these facilities had no impact on previously reported net income.

Selected Income Statement Data
(in thousands)
	December 31,	December 31,
	2008	2007
Net income as reported in financial statements	$57,510	$96,435
Less: income from recoveries of previous writedowns, gains on the sale and deconsolidation of certain facilities, gains from loan payoffs and other asset sales, gains on the disposal of certain non-realty assets and certain writedowns of discontinued operations and marketable securities.	(1,383)	(38,916)

Net income adjusted by items affecting comparability	$56,127	$57,519
Selected Balance Sheet Data
(in thousands)
	December 31	December 31
	2008	2007
Real estate properties, net	$181,332	$187,455
Mortgages receivable, net	108,640	141,655
Preferred stock investment	38,132	38,132
Cash and marketable securities	126,836	131,172
Notes and bonds payable	3,987	9,512
Stockholders' equity	429,615	446,138

Reconciliation of Funds From Operations (1)(2)

The following table reconciles net income to funds from operations available to common stockholders:
(in thousands, except share and per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2008	2007	2008	2007
Net income	13,367	29,435	57,510	96,435
Elimination of non-cash items in net income:
Real estate depreciation	1,930	1,823	7,658	7,868
Real estate depreciation in discontinued operations	-	946	39	3,789
Gain on sale of real estate-continuing operations	-	-	-	(42)
Gain on sale of real estate-discontinued operations	-	(12,469)	-	(13,138)
Basic funds from operations	15,297	19,735	65,207	94,912

Other Adjustments	-	-	-	-

Diluted funds from operations	$15,297	$19,735	$65,207	$94,912

Basic funds from operations per share	$0.55	$0.71	$2.35	$3.43
Diluted funds from operations per share	$0.55	$0.71	$2.35	$3.42

Shares for basic funds from operations per share	27,573,294	27,703,539	27,706,106	27,703,464
Shares for diluted funds from operations per share	27,578,380	27,772,637	27,731,951	27,783,862

1)Management believes that funds from operations (FFO) is an important supplemental measure of operating performance for a real estate investment trust.  Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time.  Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative, and should be supplemented with a measure such as FFO.  The term FFO was designed by the real estate investment trust industry to address this issue.  Our measure may not be comparable to similarly titled measures used by other REITs.  Consequently, our funds from operations may not provide a meaningful measure of our performance as compared to that of other REITs.  Since other REITs may not use our definition of FFO, caution should be exercised when comparing our Company’s FFO to that of other REITs.  Funds from operations in and of itself does not represent cash generated from operating activities in accordance with GAAP (funds from operations does not include changes in operating assets and liabilities) and therefore should not be considered an alternative to net earnings as an indication of operating performance, or to net cash flow from operating activities as determined by GAAP in the United States, as a measure of liquidity and is not necessarily indicative of cash available to fund cash needs.

(2) Our computations above are intended to comply with the SEC’s interpretation that recurring impairments taken on real property may not be added back to net income in the calculation of FFO.  The SEC’s position is that recurring impairments on real property are not an appropriate adjustment.

National Health Investors, Inc. Portfolio Summary December 31, 2008

Portfolio Statistics			Investment
	Properties	Investment	Percentage
Real Estate Properties	72	$181,332,000	62.5%
Mortgages and Notes Receivables	51	108,640,000	37.5%
Total Portfolio	123	$289,972,000	100.0%

Real Estate Properties	Properties	Beds	Investments
Long term Care Centers	49	6,788	$102,264,000
Assisted Living Facilities	14	1,133	56,106,000
Medical Office Buildings	4	124,427 sq.ft.	9,140,000
Independent Living Facilities	4	458	7,531,000
Hospitals	1	55	6,291,000
Total Real Estate Properties	72		$181,332,000

Mortgages and Notes Receivables	Properties	Beds	Investments
Long term Care Centers	34	3,581	$104,890,000
Developmentally Disabled	17	108	3,750,000
Total Mortgage Portfolio	51		$108,640,000
Total Portfolio	123		$289,972,000

Summary of Facilities by Type:
		Percentage of	Total
	Properties	Total Dollars	Dollars
Long term Care Centers	83	71.4%	$207,154,000
Assisted Living Facilities	14	19.3%	56,106,000
Medical Office Buildings	4	3.2%	9,140,000
Independent Living Facilities	4	2.6%	7,531,000
Hospitals	1	2.2%	6,291,000
Developmentally Disabled	17	1.3%	3,750,000
Total Portfolio	123	100.0%	$289,972,000

Portfolio by Operator Type
	# of	Percentage of	Total
	Properties	Total Dollars	Dollars
Regional	47	58.0%	$168,263,000
Public	65	32.1%	92,973,000
Small Operator	11	9.9%	28,736,000
Total Portfolio	123	100.0%	$289,972,000
Public Operators	Percentage
	Of Total	Dollar
	Portfolio	Amount
National HealthCare Corp.	19.7%	$57,217,000
Sunrise Senior Living Services	4.2%	12,282,000
Community Health Systems, Inc.	4.1%	11,780,000
Sun Healthcare	2.8%	7,944,000
Res-Care, Inc.	1.3%	3,750,000
Total Public Operators	32.1%	$92,973,000
National Health Investors, Inc. Summary of Facilities by State December 31, 2008

									Percent
		Acute		Dev.	Asst.	Retire-		Investment	Total
	LTC	Care	MOB	Disab.	Living	ment	Total	Amount	Portfolio
Florida	11		1	14	4		30	$71,516,000	24.7%
Texas	8		2				10	47,377,000	16.3%
Tennessee	20			3	3	2	28	26,072,000	9.0%
Missouri	8					1	9	20,430,000	7.0%
Virginia	8						8	19,274,000	6.6%
Arizona	1				4		5	16,898,000	5.8%
Kansas	5						5	13,382,000	4.6%
Massachusetts	4						4	14,596,000	5.0%
New Jersey					1		1	12,282,000	4.2%
Georgia	6						6	9,445,000	3.3%
New Hampshire	3						3	8,862,000	3.1%
Kentucky	2	1					3	7,148,000	2.5%
South Carolina	4				1		5	10,567,000	3.6%
Idaho	1					1	2	4,829,000	1.7%
Pennsylvania					1		1	4,069,000	1.4%
Alabama	2						2	1,860,000	0.6%
Illinois			1				1	1,365,000	0.5%
	83	1	4	17	14	4	123	$289,972,000	100.0%

CONTACT:
National Health Investors, Inc.
Roger R. Hopkins, 615-890-9100
Chief Accounting Officer